UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54 Durham, NC	27713
(Address of principal executive offices)	(Zip code)

(919) 313-9633

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

On December 15, 2025, the Humacyte, Inc. (the “Company”) and Humacyte Global, Inc. (“Global”) agreed with TPC Investments III LP and TPC Investments Solutions LP (collectively, the “Purchasers”), and Hook SA LLC, as agent for the Purchasers (the “Purchasers’ Agent”), to terminate the Revenue Interest Purchase Agreement, dated as of May 12, 2023, as amended (the “Purchase Agreement”), by and among the Company, Global, the Purchasers and the Purchasers’ Agent. The parties also agreed to terminate the option agreement, dated as of May 12, 2023 (the “Option Agreement”).

As consideration for the termination of the Purchase Agreement and the Option Agreement and the satisfaction of all obligations owing thereunder, the Company will pay to the Purchasers $38 million in cash and will issue an aggregate of 5,725,190 shares of the Company’s common stock, par value 0.0001 per share (the “Shares”), to the Purchasers in a registered direct offering (the “Offering”). The $38 million cash payment is expected to be funded by proceeds from a new credit facility. The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-290231), which was previously filed with the U.S. Securities and Exchange Commission on September 12, 2025 and declared effective by the Securities and Exchange Commission on September 22, 2025.

The Offering is expected to close on December 15, 2025, subject to the satisfaction of customary closing conditions.

A copy of the opinion of Covington & Burling LLP relating to the validity of the Shares to be issued in the Offering is attached as Exhibit 5.1 hereto.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: December 15, 2025	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer